As filed with the Securities and Exchange Commission on April 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gloo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	39-2250711
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

831 Pearl Street

Boulder, Colorado 80302

(303) 381-2645

(Address of principal executive offices, including zip code)

2025 Equity Incentive Plan

(Full title of the plan)

Scott Beck

President and Chief Executive Officer

831 Pearl Street

Boulder, Colorado 80302

(303) 381-2645

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Matthew Dubofsky Victor Nilsson Wilson Sonsini Goodrich & Rosati, Professional Corporation 1155 Canyon Boulevard, Suite 400 Boulder, CO 80302 (303) 256-5900	Jeffrey Bojar General Counsel and Secretary Gloo Holdings, Inc. 831 Pearl Street Boulder, Colorado 80302 (303) 381-2645

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Gloo Holdings, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 4,028,614 additional shares of Class A Common Stock under the 2025 Equity Incentive Plan (the “EIP”), pursuant to the provision of the EIP providing for such automatic increase in the number of shares reserved for issuance.

Accordingly, contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Commission on November 19, 2025 (File No. 333-291655) (the “Previous Form S-8”), including the information incorporated by reference therein and the periodic reports filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S‑8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026, filed with the Commission on April 15, 2026;

(2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report on Form 10-K referred to in (1) above; and

(3) The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on November 19, 2025 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit Number	Filing Date	Filed Herewith
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation					X
23.1	Consent of Independent Registered Public Accounting Firm as to Gloo Holdings, LLC					X
23.2	Consent of Independent Registered Public Accounting Firm as to Midwestern Interactive, LLC					X
23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)					X
24.1	Power of Attorney (included on the signature page hereto)					X
99.1	2025 Equity Incentive Plan and related form agreements	S-1/A	333-290930	10.2	10/30/2025
107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on April 15, 2026.

GLOO HOLDINGS, INC.

By:	/s/ Scott Beck
Scott Beck
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Scott Beck and Paul Seamon, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott Beck Scott Beck	President, Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2026

/s/ Paul Seamon Paul Seamon	Chief Financial Officer (Principal Financial Officer)	April 15, 2026

/s/ Matthew Edward Gotschall Matthew Edward Gotschall	Chief Accounting Officer (Principal Accounting Officer)	April 15, 2026

/s/ Patrick Gelsinger Patrick Gelsinger	Chairman of the Board; Head of Technology	April 15, 2026

/s/ Bishop Claude Richard Alexander Jr. Bishop Claude Richard Alexander Jr.	Director	April 15, 2026

/s/ John Douglas Furst John Douglas Furst	Director	April 15, 2026

/s/ Derek Todd Green Derek Todd Green	Director	April 15, 2026

/s/ Elizabeth Grennan Elizabeth Grennan	Director	April 15, 2026

/s/ Robert Gruenewald Robert Gruenewald	Director	April 15, 2026

/s/ Nona Jones Nona Jones	Director	April 15, 2026